Exhibit 10.5(j)

pledge and GUARANTY agreement

PLEDGE AND GUARANTY AGREEMENT, dated as of August 16, 2021 (this “Agreement”), between Acres Real Estate TRS 9 LLC, a Delaware limited liability company (the “Guarantor”), and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), in favor of the Secured Parties under, and as defined in, the Loan and Servicing Agreement referred to below (together with the Guarantor, the “Parties” and each, a “Party”).

PRELIMINARY STATEMENTS:

1.

Acres Commercial Realty Corp. owns (i) all of the equity interest in Exantas Real Estate TRS Inc., which in turns owns all of the equity interest in the Guarantor, (ii) all of the equity interest in RCC Real Estate, Inc., which in turn owns all of the equity interest in RCC Real Estate SPE Holdings LLC (“Holdings”), which in turn owns all of the equity interest in RCC Real Estate SPE 9 LLC (the “Borrower”), which in turn owns all of the equity interest in Exantas Phili Holdings, LLC (“HGI Sub”), and (iii) all of the equity interest in ACRES Realty Funding Inc. (the “Subordinated Creditor”).

2.

The Borrower is indebted to the Secured Parties pursuant to the Loan and Servicing Agreement dated as of July 31, 2020 (as amended by the First Amendment to Loan and Servicing Agreement, dated as of September 16, 2020, the Second Amendment to Loan and Servicing Agreement, dated as of May 25, 2021, the Third Amendment to Loan and Servicing Agreement, dated as of August 16, 2021, and as further amended, restated, supplemented, replaced or otherwise modified, the “Loan and Servicing Agreement”) among Holdings, the Borrower, the Lenders party thereto, the Administrative Agent, Massachusetts Mutual Life Insurance Company, as Facility Servicer, ACRES Capital Servicing LLC, as Portfolio Asset Servicer, and Wells Fargo Bank, National Association, as Collateral Custodian.

3.

The Guarantor and the Borrower (i) are entering into the Purchase and Sale Agreement, dated as of August 16, 2021 (as amended, restated, supplemented, replaced or otherwise modified, the “Purchase Agreement”) pursuant to which the Borrower is selling 74% of its equity interest in HGI Sub to the Guarantor (the “Specified Transaction”) and (ii) may enter into certain future transactions, as permitted under the Loan and Servicing Agreement, pursuant to which the Borrower may sell other assets to the Guarantor from time to time.  The Specified Transaction is subject to the consent of the Lenders and such consent is conditioned on, amongst other things, the Guarantor entering into this Agreement.

4.

To finance the Specified Transaction, the Guarantor is issuing the Subordinated Promissory Note, dated as of August 16, 2021 (as amended, restated, supplemented, replaced or otherwise modified, the “Subordinated Note”), made by the Guarantor in favor of the Subordinated Creditor in the original principal amount of $18,539,699.00.

5.	Therefore, to induce the Lenders to consent to the Specified Transaction, the Guarantor is willing to enter into this Agreement.

AGREEMENT:

In consideration of the foregoing, the receipt and sufficiency of which are acknowledged, the Guarantor hereby agree as follows:

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SECTION 1.Interpretation:

Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth for such terms in the Loan and Servicing Agreement.  As used in this Agreement, the plural includes the singular and the singular includes the plural.  All pronouns and any variations thereof refer to masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.  As used in this Agreement, “include,” “includes” and “including” have the inclusive meaning of “including without limitation.”  Section and other headings are for reference only, and do not affect the interpretation or meaning of any provision of this Agreement.

SECTION 2.GUARANTY:

2.1Guarantee.  The Guarantor hereby, irrevocably and unconditionally, guarantees to the Secured Parties the payment of the Guaranteed Obligations as and when such Guaranteed Obligations are due and payable, whether by lapse of time, by acceleration of maturity or otherwise.  “Guaranteed Obligations” means the (a) the full amount of the Obligations then due and payable, and whether for principal, interest, reimbursement obligations, fees, expenses or otherwise, and interest accruing thereon following the commencement of any bankruptcy, insolvency, reorganization, receivership or similar proceeding under any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally (each, an “Insolvency Proceeding”) by or against a Loan Party at the applicable rate specified for the advances in the Loan and Servicing Agreement, whether or not such interest is allowed as a claim in such Insolvency Proceeding and (b) all losses, fees, costs and expenses (including, all court costs and reasonable attorneys’ and paralegals’ fees, costs and expenses) paid or incurred by the Secured Parties in (i) endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, a Loan Party relating to the Loan and Servicing Agreement, the other Transaction Documents or the transactions contemplated thereby, (ii) taking any action with respect to any collateral securing the Obligations or the Guarantor’s obligations and (iii) preserving, protecting or defending the enforceability of, or enforcing, this Agreement or the Secured Parties’ rights or remedies under this Agreement or applicable law, together with interest on such losses, fees, costs and expenses from the date of demand under this Agreement until paid in full at the applicable rate specified for the advances in the Loan and Servicing Agreement.

2.2Nature of Guarantee.  The guarantee hereunder is a guarantee of payment and not of collection. The Guarantor expressly waives any requirement that the Secured Parties exhaust any right, remedy or power or proceed against the Loan Parties under the Transaction Documents or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.  The guarantee hereunder is a continuing guarantee and applies to all Guaranteed Obligations whenever arising.  The guarantee hereunder is absolute and unconditional, irrespective of the value, genuineness or enforceability of the obligations of the Loan Parties under the Loan and Servicing Agreement or any other agreement, instrument or other document executed or delivered in connection therewith, any substitution, release or exchange of any other guarantee of, or security for, any of the Guaranteed Obligations or to the fullest extent permitted by applicable law, any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

2.3Guarantee Irrevocable.  The Guarantor may not revoke this Agreement and this Agreement continues to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by the Guarantor.

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2.4Limitation on Guarantee.  In any Insolvency Proceeding or any action or proceeding involving any corporate or other organizational law, if the Guarantor’s obligations hereunder would, taking into account any of the Guarantor’s rights to contribution, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then notwithstanding any other provision hereof to the contrary, the amount of such liability is automatically limited and reduced, without any further action by the Guarantor, the Secured Parties or any other Person, to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

2.5Reinstatement of Guaranteed Obligations.  If at any time payment of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made, then this Agreement is reinstated and the Guaranteed Obligations are deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 3.GRANT OF A SECURITY INTEREST

3.1Grant.To secure the prompt and complete payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed pursuant to the Loan and Servicing Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Guarantor hereby grants a security interest to the Administrative Agent, for the benefit of the Secured Parties, in all of the Guarantor’s right, title and interest in and to, whether now owned or hereinafter acquired (collectively, the “Collateral”): (i) all accounts, money, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, intellectual property, goods, equipment, fixtures, contract rights, general intangibles, documents, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, securities accounts, deposit accounts, inventory, investment property, letter-of-credit rights, software, and supporting obligations and (ii) all proceeds and products of the foregoing.  For purposes herein, “Pledged Equity” refers to the portion of Collateral consisting of: (i) all investment property and general intangibles consisting of the ownership, equity or other similar interests in any subsidiary, including any TRS Subsidiary; (ii) all certificates, instruments, writings and securities evidencing the foregoing; (iii) the operating agreement and other organizational documents of any such subsidiary, including any TRS Subsidiary if applicable, and all options or other rights to acquire any membership or other interests under such operating agreement or other organizational documents; (iv) all dividends, distributions, capital, profits and surplus and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; (v) all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Guarantor in connection with, and relating to, the ownership of, or evidencing or containing information relating to, the foregoing; and (vi) all proceeds, supporting obligations and products of any of the foregoing.

3.2Pledged Equity.

(A)	Except as otherwise set forth in Sections 3.2(B) or 3.2(C):

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(i)

the Guarantor shall be entitled to exercise any and all voting or other consensual rights and powers inuring to an owner of Pledged Equity or any part thereof and the Guarantor agrees that it shall exercise such rights for purposes not in contravention of the terms of this Agreement, the Loan and Servicing Agreement and the other Transaction Documents.

(ii)

the Guarantor shall be entitled to receive and retain any and all dividends and other distributions paid on or distributed in respect of the Pledged Equity (without any obligation to contribute such amounts to the Collection Account), to the extent and only to the extent that such dividends and other distributions are not prohibited by the terms and conditions of this Agreement or the Loan and Servicing Agreement; provided that any noncash dividends or other distributions that would constitute Pledged Equity, shall be and become part of the Pledged Equity, and, if received by the Guarantor, shall not be commingled by the Guarantor with any of its other property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and the Guarantor shall promptly take all steps reasonably necessary to ensure the validity, perfection and priority (subject to Permitted Liens), including promptly delivering the same to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent).  So long as no Event of Default has occurred and is continuing, the Administrative Agent shall cooperate with the Guarantor with respect to making exchanges of Pledged Equity in connection with any exchange or redemption of such Pledged Equity not prohibited by the Loan and Servicing Agreement, which such cooperation shall include delivery of any such Pledged Equity in exchange for replacement Pledged Equity.

(B)

Upon the occurrence and during the continuance of an Event of Default (and after the delivery of notice to the Guarantor) or upon the occurrence of any event described in Section 6.01(d) of the Loan and Servicing Agreement (without notice), all rights of the Guarantor to dividends or other distributions that the Guarantor is authorized to receive pursuant to Section 3.2(A)(ii) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends or other distributions during the continuance of an Event of Default.  All dividends or other distributions received by the Guarantor contrary to the provisions of this Section 3.2(B) shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Guarantor and shall be promptly delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent).  Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 3.2(B) shall be retained by the Administrative Agent in the Collection Account and shall be applied in accordance with the terms of the Loan and Servicing Agreement.  After all Events of Default have been waived or are no longer continuing, the Administrative Agent, upon written direction from the Majority Lenders, shall promptly repay to the Guarantor (without interest) all dividends or other distributions that the Guarantor would otherwise be permitted to retain pursuant to the terms of Section 3.2(A)(ii) and that remain in such account.

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(C)

Upon the occurrence and during the continuance of an Event of Default (and after the delivery of written notice to the Guarantor) or upon the occurrence of any event described in Section 6.01(d) of the Loan and Servicing Agreement (without notice), then (i) all rights of the Guarantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 3.2(A)(i) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers acting at the direction of the Majority Lenders; provided that, unless otherwise directed by the Majority Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Guarantor to exercise such rights and (ii) in order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, the Guarantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request.  After all Events of Default have been waived or are no longer continuing, the Guarantor shall have the exclusive right to exercise the voting or consensual rights and powers that the Guarantor would otherwise be entitled to exercise pursuant to the terms of Section 3.2(a)(i).  In acting, or refraining from acting under this clause (C), the Administrative Agent shall so act, or refrain from acting, solely upon direction of Majority Lenders.

3.3Remedies.

(A)

Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement, the other Transaction Documents or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative.

(B)

Upon the occurrence and during the continuation of an Event of Default, and without limiting the remedies provided in this Section 3, the Administrative Agent shall, at the direction of the Majority Lenders, (i) sell or otherwise dispose of any of the Collateral or the Pledged Equity at public or private sales and take possession of the proceeds of any such sale or disposition, (ii) instruct the obligor or obligors on any account, agreement, instrument or other obligation constituting Collateral or Pledged Equity to make any payment required by the terms of such account, agreement, instrument or other obligation to or at the direction of the Administrative Agent (acting at the direction of the Majority Lenders), (iii) give notice of sole control or any other instruction under any account control agreement and take any action therein with respect to Collateral subject thereto, (iv) in accordance with Section 3.2, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Equity, exchange certificates or instruments representing or evidencing Pledged Equity for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, including exchange, subscription or any other rights, privileges or options pertaining to any Pledged Equity, and otherwise act with respect to the Pledged Equity as though the Administrative Agent was the absolute owner thereof and (v) in

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accordance with Section 3.2, collect and receive all cash dividends, interest, principal and other distributions made on any Pledged Equity.
(C)

Any Collateral or Pledged Equity to be sold or otherwise disposed of pursuant to this Section 3 may be sold or disposed of in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice upon such terms and conditions, including price, as the Administrative Agent may deem commercially reasonable), for cash or on credit or for future delivery without assumption of any credit risk.  Any sale or disposition of Collateral or Pledged Equity may be made without the Administrative Agent giving warranties of any kind with respect to such sale or disposition and the Administrative Agent may specifically disclaim any warranties of title or the like.  The Administrative Agent may comply with any applicable State or federal law requirements in connection with a sale or disposition of the Collateral or Pledged Equity and compliance will not be considered to adversely affect the commercial reasonableness of any such sale or disposition.  If any notice of a proposed sale or disposition of the Collateral or Pledged Equity is required by law, such notice is deemed commercially reasonable and proper if given at least ten days before such sale or disposition.  The Administrative Agent has the right upon any public sale of Collateral or Pledged Equity and, to the extent permitted by law, upon any such private sale of Collateral or Pledged Equity, to purchase the whole or any part of the Collateral or Pledged Equity so sold or disposed of free of any right of equity redemption, which equity redemption the Borrower hereby waives.  Upon any sale or disposition of Collateral or Pledged Equity, the Administrative Agent has the right to deliver and transfer to the purchaser or transferee thereof the Collateral or Pledged Equity so sold or disposed of.

SECTION 4.WAIVERS:

4.1Guarantee Absolute.  Without limiting the generality of any other provision of this Agreement, the Guarantor’s obligations hereunder are not released, diminished, impaired, reduced or adversely affected by any of the following:

(A)

the unenforceability of all or any part of the Guaranteed Obligations or any agreement, instrument or other document executed or delivered in connection with the Guaranteed Obligations for any reason whatsoever;

(B)

any performance or nonperformance of any of the agreements or covenants of the Transaction Documents or any extension of the time for performance of, or the waiver of compliance with, any of the Guaranteed Obligations at any time or from time to time;

(C)	any acceleration of the maturity of any of the Guaranteed Obligations;
(D)

any renewal, extension, increase, amendment or other modification of any of the Guaranteed Obligations in any respect, any waiver, forbearance, indulgence or compromise of any right under the Loan and Servicing Agreement or any other Transaction Document or any assignment, transfer or other disposition of all or part of the Secured Parties’ interests under the Transaction Documents;

(E)	the taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;

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(F)

any full or partial release of a Loan Party any other guarantor of the Guaranteed Obligations or any release, exchange or other disposition, in whole or in part, of any security for any of the Guaranteed Obligations;

(G)	any lien or security interest granted to, or in favor of, the Secured Parties as security for any of the Guaranteed Obligations being unperfected;
(H)

any failure or delay of the Secured Parties to exercise any of its rights or remedies under the Transaction Documents or applicable law or with respect to any other guarantee of, or security for, any of the Guaranteed Obligations;

(I)	any Insolvency Proceeding of a Loan Party, the Guarantor or any other guarantor of the Guaranteed Obligations;
(J)

any dissolution of a Loan Party, the Guarantor or any other guarantor of the Guaranteed Obligations, any sale, lease, transfer or other disposition of any or all of such Person’s assets or any reorganization, merger or consolidation of any such Person;

(K)	any failure of the Secured Parties to notify the Guarantor of any of the foregoing; or
(L)

any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations or the security and collateral therefor, whether such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof.

4.2Waivers.  The Guarantor hereby waives:

(A)	diligence, presentment, demand of payment, notice of dishonor and protest;
(B)	all rights of subrogation and any other rights and defenses that are or may become available to the Guarantor or other surety by reason of Applicable Law;
(C)	any rights or defenses the Guarantor or other surety may have in respect of its obligations as a guarantor or other surety by reason of any election of remedies by the Secured Parties; and
(D)

any common law, equitable, statutory or other rights (including rights to notice) that the Guarantor might otherwise have as a result of or in connection with any of the circumstances described in Section 4.1.

4.3Subrogation.  So long as this Agreement is in effect, the Guarantor shall not exercise any right or remedy arising by reason of its performance of its guarantee, whether by subrogation, reimbursement, indemnification, contribution or otherwise, against a Loan Party or any other guarantor of the Guaranteed Obligations or any security therefor.

SECTION 5.Representations:

5.1The Guarantor makes the following representations to the Secured Parties, which representations survive the execution and delivery of this Agreement:

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(A)

the execution and delivery of this Agreement and the performance of its obligations hereunder (a) are within the Guarantor’s  organizational power and authority, (b) have been authorized by all necessary organizational action by the Guarantor and (c) do not require the consent or approval of any other Person other than any consent or approval that has been obtained;

(B)	the Guarantor is “solvent” within the meaning give that term and similar terms under applicable laws relating to fraudulent transfers or conveyances;
(C)

the Guarantor has received, or will receive, direct or indirect substantial benefits from the extensions of credit made by the Lenders under the Loan and Servicing Agreement and the making of this Agreement with respect to the Guaranteed Obligations; and

(D)	neither a Secured Party nor any other Person has made any representation, warranty or statement to such Person to induce such Person to execute this Agreement.

5.2The Guarantor also makes the following representations to the Secured Parties with respect to the security interest granted herein:

(A)

this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Administrative Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Guarantor;

(B)

the Guarantor has authorized the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral in which a security interest granted to the Administrative Agent, on behalf of the Secured Parties, under this Agreement may be perfected by filing;

(C)

other than as expressly permitted by the terms of the Transaction Documents (including Permitted Liens), this Agreement and the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Guarantor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral.  The Guarantor has not authorized the filing of and is not aware of any financing statements against the Guarantor that include a description of collateral covering the Collateral.

(D)

the Pledged Equity shall not be represented by a certificate unless (a) the limited liability company agreement of such TRS Subsidiary expressly provides that such interest shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction and (b) such certificate shall be delivered as provided in Section 6.12;

(E)

with respect to any Pledged Equity that constitutes a “certificated security,” such certificated security has been delivered to the Administrative Agent, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Administrative Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Administrative Agent, for the

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benefit of the Secured Parties, upon original issue or registration of transfer by the Guarantor of such certificated security, as provided in Section 6.12;
(F)

with respect to any Pledged Equity that constitutes an “uncertificated security”, the Guarantor has caused the issuer of such uncertificated security to register the Administrative Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security;

(G)	the Pledged Equity issued by such TRS Subsidiary has been duly and validly authorized and issued by such TRS Subsidiary;
(H)

the Guarantor has authorized the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Pledged Equity; and

(I)

the Guarantor consents to the transfer of any Pledged Equity to the Administrative Agent or its designee, in connection with an exercise of remedies in accordance with Applicable Law following, and during the occurrence of, an Event of Default under the Loan and Servicing Agreement and to the substitution of the Administrative Agent or its designee as a member in such TRS Subsidiary with all the rights and powers related thereto, subject to the terms of this Agreement.

SECTION 6.COVENANTS:

6.1Indebtedness.  The Guarantor shall not create, incur, assume or suffer to exist any indebtedness for borrowed money or for the deferred purchase price of property or services or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type (other than the Subordinated Note).

6.2Liens.  The Guarantor shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired (other than Permitted Liens).

6.3Transfer of Assets.  The Guarantor shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in any asset to any Person other than the Administrative Agent for the benefit of the Secured Parties.

6.4Distributions.  The Guarantor shall cause all dividends or other distributions owing to it from the proceeds of any disposition or refinancing of any property held by any TRS Subsidiary to be deposited into the Collection Account.  The Guarantor shall not accept any dividend or distribution from any TRS Subsidiary unless such distribution is permitted after giving effect to Section 2.08 of the Loan and Servicing Agreement.

6.5Loan and Servicing Agreement.  Without limiting Section 6.1 or 6.2, the Guarantor shall comply with the covenants set forth in Section 5.01 and 5.02 of the Loan and Servicing Agreement as if it were a Loan Party thereunder.

6.6Payment By the Guarantor.  If any part of the Guaranteed Obligations are not paid when due, whether at demand, maturity, acceleration or otherwise, the Guarantor shall, immediately upon

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demand by the Secured Parties (or by the Administrative Agent on behalf of the Secured Parties, at the direction of the Secured Parties) and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America the amount due on the Guaranteed Obligations to the Secured Parties at the Secured Parties’ address as set forth herein.  Such demand(s) may be made at any time coincident with or after the time for payment of any of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations.  Such demand is deemed made, given and received in accordance with the notice provisions hereof.

6.7Guaranteed Obligations Not Reduced by Offset.  The Guaranteed Obligations and the Guarantor’s obligations hereunder are not reduced, discharged or released because or by reason of any existing or future offset, claim or defense of a Loan Party or any other Person against a Secured Party or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

6.8Acceleration of Obligations.  As between the Guarantor and the Secured Parties, the Borrower’s obligations under the Transaction Documents may be declared to be due and payable (and are deemed to have become automatically due and payable in the circumstances provided in the Loan and Servicing Agreement) while an Event of Default has occurred and is continuing for purposes of this Agreement notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against a Loan Party and in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether due and payable by the Loan Parties) immediately become due and payable by the Guarantor for purposes of this Agreement.

6.9Set-Off.  If an Event of Default has occurred and is continuing, the Secured Parties and their respective Affiliates are authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all indebtedness at any time owing by such Secured Party or Affiliate to or for the credit or the account of the Guarantor against any and all of the Guaranteed Obligations, irrespective of whether or not the Secured Parties have made any demand under this Agreement.  Each Secured Party shall notify the Guarantor promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

6.10Protection of Title.  Except as otherwise permitted under the Loan and Servicing Agreement, the Guarantor shall not take any action which would directly or indirectly materially impair or materially and adversely affect the Guarantor’s title to the Collateral.

6.11Protection of Security Interest.  The Guarantor shall take all action that the Administrative Agent (acting at the direction of the Majority Lenders ) may reasonably request to perfect, protect and more fully evidence the first priority (subject to Permitted Liens) perfected security interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral, or to enable the Administrative Agent to exercise or enforce any of its rights hereunder, including (i) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (ii) at the expense of the Guarantor, take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Administrative Agent (for the benefit of the Secured Parties) in the Guarantor’s interests in the Collateral, including the filing of

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a UCC financing statement in the applicable jurisdiction adequately describing the Collateral (which may include an “all asset” filing), and naming the Guarantor as debtor and the Administrative Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof) and (iii) take all additional action that the Administrative Agent (acting at the direction of the Majority Lenders) may reasonably request to perfect, protect and more fully evidence the respective first priority (subject to Permitted Liens) perfected security interests of the parties to this Agreement in the Collateral, or to enable the Administrative Agent to exercise or enforce any of their respective rights hereunder.  The Loan Parties shall defend the right, title and interest of the Administrative Agent, for the benefit of the Secured Parties, in, to and under the Collateral against all claims of third parties (other than with respect to Permitted Liens).

6.12Delivery of Certificated Pledged Equity.If Guarantor shall at any time hold or acquire any Pledged Equity which are certificated securities, Guarantor shall promptly, and in any event within ten Business Days after receipt thereof, deliver the same to the Administrative Agent, accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent.

SECTION 7.miscellaneous:

7.1Governing Law.  This Agreement is governed by, and construed in accordance with, the laws of the State of New York.

7.2Expenses.  The Guarantor shall reimburse the Secured Parties for any and all out‑of‑pocket expenses and charges (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by the Secured Parties in connection with the enforcement of this Agreement.  Any and all costs and expenses incurred by the Guarantor in the performance of actions required pursuant to the terms of this Agreement are borne solely by the Guarantor.

7.3Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability without effecting the validity, legality and enforceability of the remaining provisions of this Agreement; and the invalidity of a particular provision in a particular jurisdiction does not invalidate such provision in any other jurisdiction.

7.4Integration.  This Agreement constitutes the entire contract among the Parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

7.5Notices.  All notices and other communications provided for in this Agreement must be in writing and will be deemed to have been duly given (a) when received if personally delivered, (b) within five days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) upon receipt after being sent by facsimile or electronic transmission, with confirmed answer back or receipt, during normal business hours on a Business Day or otherwise on the next occurring Business Day or (d) within one Business Day of being sent by priority delivery by established overnight courier to the parties at their respective addresses set forth as follows:

(i)if to the Secured Parties:

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Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, MD 21045

Telephone: 410-884-2271 or 443-367-3924

E-mail: ctsbankdebtadministrationteam@wellsfargo.com

Attention: Jason Prisco or Lance Yeagle – RCC REAL ESTATE SPE 9, LLC

(ii)if to the Guarantor:

c/o ACRES Capital Corp.

865 Merrick Avenue, Suite 200S

Westbury, New York 11590

Attention: Mark Fogel

Facsimile No.: 516‐500‐9149

E‐mail: mf@acrescap.com

Any Party may change its address, telephone, email or facsimile number for notices and other communications hereunder by written notice to the other Party.

7.6Amendments.  Neither this Agreement nor any provision hereof may be amended, modified or waived except pursuant to an agreement or agreements in writing entered into by the Guarantor and the Administrative Agent (at the direction of the Secured Parties).

7.7No Implied Waivers.  No failure to exercise and no delay in exercising any right or remedy under this Agreement operates as a waiver thereof.  No single or partial exercise of any right or remedy under this Agreement, or any abandonment or discontinuance thereof, precludes any other or further exercise thereof or the exercise of any other right or remedy.  No waiver or consent under this Agreement is applicable to any events, acts or circumstances except those specifically covered thereby.

7.8Successors and Assigns.  This Agreement is binding upon, and inures to the benefit of, the Parties and their respective successors and permitted assigns.  The Guarantor may not assign or transfer any of its interests or rights, or delegate its duties or obligations, under this Agreement, in whole or in part, without the prior written consent of the Lenders.  The Lenders may assign or transfer any of their respective its interests, rights or remedies, and delegate its duties or obligations, under this Agreement in connection with an assignment or transfer of its interests under the Loan and Servicing Agreement.  Nothing in this Agreement, expressed or implied, may be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns) any legal or equitable right, remedy or claim under or by reason of this Agreement.

7.9Submission to Jurisdiction; Waiver of Jury Trial.

(A)

The Parties agree that any action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or the courts of the State of New York and each Party submits to the jurisdiction of such court for the purpose of any such action, proceeding or judgment.

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(B)

Each Party irrevocably consents to service of process in the manner provided for notice in Section 7.5.  Nothing in this Agreement affects the right of any Party to service process in any other manner permitted by applicable law.

(C)

Each Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7.9(A).  Each Party irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(D)

EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER REASON).

7.10Termination.  This Agreement continues in effect (notwithstanding the fact that from time to time there may be no Guaranteed Obligations outstanding) until the Facility Termination Date.

7.11Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which constitutes an original, but all of which when taken together constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission is as effective as delivery of a manually executed counterpart of this Agreement.

7.12Power of Attorney.

(A)

The Guarantor irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on its behalf to file financing statements reasonably necessary or desirable (as determined and directed by the Initial Lender) to perfect and to maintain the perfection and priority of the interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral.  This appointment is coupled with an interest and is irrevocable.

(B)

With effect after the occurrence and during the continuance of an Event of Default, the Guarantor hereby irrevocably constitutes and appoints the Administrative Agent (in such capacity, the “Attorney”) (and all officers, employees or agents designated by Attorney), solely in connection with the enforcement of the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties under this Agreement and the other Transaction Documents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the Guarantor’s place and stead and at  the Guarantor’s expense and in the Guarantor’s name or in Attorney’s own name, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and the other Transaction Documents, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf (in all cases acting at the direction of the Majority Lenders when an Event of Default has occurred and is continuing), without notice to or assent by it, to do the following, each

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in accordance with this Agreement and the other Transaction Documents (provided, that Attorney shall not be obligated to take any such action): (a) open mail for the Guarantor, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices; (b) continue or obtain any insurance with respect to any of the Guarantor’s assets and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against the Guarantor or the Guarantor’s property; (d) to the extent related to the Collateral and the transactions contemplated by the Transaction Documents, defend any suit, action or proceeding brought against the Guarantor if the Guarantor does not defend such suit, action or proceeding or if Attorney reasonably believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) to the extent related to the Collateral, file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to the Guarantor whenever payable and to enforce any other right in respect of the Guarantor’s property; (f) to the extent related to the Collateral, sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any of the Guarantor’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) to give any necessary receipts or acquittance for amounts collected or received under the Loan and Servicing Agreement; (h) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant to the Loan and Servicing Agreement; (i) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition of the Collateral, the Guarantor hereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do or cause to be done hereunder and pursuant hereto; (j) to send such notification forms as the Attorney deems appropriate to give notice to Obligors of the Secured Parties’ interest in the Collateral Portfolio; (k) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document (if applicable); (l) to cause the certified public accountants then engaged by the Guarantor to prepare and deliver to the Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of the Guarantor under the Transaction Documents, all as though Attorney were the absolute owner of the Guarantor’s property for all purposes, and, to the extent set forth in the this Agreement, to do, at Attorney’s option and the Guarantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve or realize upon the Collateral and the Liens of the Administrative Agent, for the benefit of the Secured Parties, thereon (including the execution and filing of UCC financing statements and continuation statements as provided by the terms of the Loan and Servicing Agreement), all as fully and effectively as the Guarantor might do, (m) to make all necessary transfers of the

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Pledged Equity in connection with any such sale or other disposition made pursuant to the Loan and Servicing Agreement; (n) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition of the Pledged Equity; and (p) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document to the extent related to the Pledged Equity, all as though Attorney were the absolute owner of the Pledged Equity for all purposes, and, to the extent set forth in the Loan and Servicing Agreement, to do, at Attorney’s option (acting at the written direction of the Majority Lenders) and Guarantor’s expense, at any time or from time to time, all acts and other things reasonably necessary to perfect, preserve or realize upon the Pledged Equity and the Liens of the Administrative Agent, for the benefit of the Secured Parties, thereon, all as fully and effectively as the General Partner or the Limited Partner might do.  The Guarantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.  No person to whom this power of attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from the Guarantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and the Guarantor irrevocably waives any claim against any person or entity that acts in reliance in good faith upon the authority granted under this power of attorney with respect to such reliance.  The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by the Guarantor until the Facility Termination Date.

(Signature page(s) follow)

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The parties have executed and delivered this Agreement as of the date first above written.

ACRES REAL ESTATE TRS 9 LLC

By:/s/ Mark Fogel
Name: Mark Fogel
Title:   President & CEO

[Signature Page to Pledge and Guaranty Agreement (Acres Real Estate TRS 9 LLC)]

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WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:  /s/ Linda Lopez

Name: Linda Lopez

Title:Assistant Vice President

[Signature Page to Pledge and Guaranty Agreement (Acres Real Estate TRS 9 LLC)]

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